UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, pursuant to the terms of the Transition Agreement between Destination XL Group, Inc. (the “Company”) and David A. Levin, dated as of March 20, 2018, as amended (the “Transition Agreement”), on January 1, 2019, Mr. Levin resigned as President, Chief Executive Officer and as a director of the Company.

Because no successor CEO of the Company commenced employment as of January 1, 2019, pursuant to the terms of the previously disclosed letter agreement dated November 27, 2018 between the Company and Mr. Levin, Mr. Levin now serves as the Company’s acting CEO and, as such, its principal executive officer through the earliest to occur of: (i) April 30, 2019 (subject to an extension by the Company on the same terms through no later than June 30, 2019); (ii) the date that a successor CEO commences employment or (iii) termination of his employment by the Company.  As compensation for serving as acting CEO, Mr. Levin will receive $200,000 per month but in no event less than $800,000.  Biographical information for Mr. Levin is incorporated by reference to the Company’s Amendment No. 1 to its Annual Report on Form 10−K for the fiscal year ended February 3, 2018 filed with the Securities and Exchange Commission on June 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	January 2, 2019	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary